Exhibit 99.1

KKR prices $750,000,000 of 3.500% senior notes due 2050

New York — August 18, 2020 — KKR & Co. Inc. (“KKR”) (NYSE: KKR) today announced that it has priced an offering of $750,000,000 aggregate principal amount of its 3.500% Senior Notes due 2050 (the “notes”) issued by KKR Group Finance Co. VIII LLC, its indirect subsidiary. The notes are to be fully and unconditionally guaranteed by KKR & Co. Inc. and KKR Group Partnership L.P.

KKR intends to use the net proceeds from the sale of the notes, together with a combination of cash on hand, proceeds from potential minority co-investors and the net proceeds from other additional financing transactions, if any, to fund KKR’s previously announced acquisition of Global Atlantic Financial Group Limited and pay related costs and expenses, and the remainder, if any, for general corporate purposes. Pending application of the net proceeds, they may be invested temporarily in investment-grade securities or similar instruments.

The notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements may be identified by use of words such as “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates” or other words of similar meaning, and relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, assets under management, fee paying assets under management, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, adjusted EBITDA, core interest expense and book value, debt levels, outstanding shares of common stock and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the planned acquisition of Global Atlantic; unforeseen liabilities or integration and other costs of the Global Atlantic acquisition and timing related thereto; availability and cost of financing to fund the acquisition; ability to syndicate to potential co-investors; changes in Global Atlantic’s business; any delays or difficulties in receiving regulatory approvals; failure to complete the Global Atlantic transaction; distraction of management or other diversion of resources within each company caused by the Global Atlantic transaction; retention of key Global Atlantic employees; Global Atlantic’s ability to maintain business relationships during the pendency of and following the acquisition; the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; federal, state and local governmental responses to the pandemic; whether KKR realizes all or any of the anticipated benefits from converting to a corporation (the “Conversion”) and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the Conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s or Global Atlantic’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR’s or Global Atlantic’s investments and decreased ability to raise funds; changes in Global Atlantic policyholders’ behavior; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in Global Atlantic’s business; outcome of Global Atlantic’s litigation and regulatory matters; and the degree and nature of KKR’s and Global Atlantic’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 18, 2020, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

CONTACT INFORMATION

Investor Relations:	Media Contact:
Craig Larson	Kristi Huller, Cara Major or Miles Radcliffe-Trenner
Tel: +1 (877) 610-4910 (U.S.) / +1 (212) 230-9410	Tel: + 1 (212) 750-8300
investor-relations@kkr.com	media@kkr.com